Exhibit 99.1
                               Seller's Closing Statement



Seller:                    Florida Income Fund II, Ltd. Partnership

Buyer:                     RY Court Properties, Inc.

Property:                  Broadway Medical Center




Selling Price                                   $600,000.00
Rent Credits & Misc. Reductions                 $ 17,687.88
                                                -----------
                                                $617,687.88


Settlement Charges                              $ 39,950.00
Maintenance Credit                              $  7,500.00
Termite Damage Credit                           $  4,000.00
Rent Credits                                    $  2,954.38
County Tax Pro Ration                           $  4,828.53
Prior Rent Credit                               $ 60,000.00
                                                -----------
Total Reductions                                $119,232.91

Cash Paid to Seller                             $498,454.97